UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015 (May 22, 2015)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor

New York, New York 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 22, 2015, Two Harbors Investment Corp. (the “Company”) filed a new prospectus supplement with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of shares of common stock not yet sold under the Company’s existing 20,000,000 share at-the-market equity offering program (the “ATM Program”). The new prospectus supplement was filed as a result of the Company’s filing with the SEC on May 15, 2015 of a new shelf registration statement on Form S-3 (File No. 333-204216), which replaced the Company’s previously filed shelf registration statement.

On May 22, 2015, the Company also entered into that certain Amendment No. 1 to Equity Distribution Agreement (the “Amendment”) with JMP Securities LLC and Keefe, Bruyette & Woods, Inc. (collectively, the “Placement Agents”), which provides, among other matters, that any offers and sales of shares of the Company’s common stock under the existing ATM Program shall be made pursuant to the new prospectus supplement. As of the date of the Amendment, 12,414,131 shares of the Company’s common stock remain available for offer and sale from time to time pursuant to the ATM Program.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amendment No. 1 to Equity Distribution Agreement, dated May 22, 2015, by and among the Company and the Placement Agents. *

5. 1	Legal Opinion of Stinson Leonard Street LLP (including consent of such firm).*

23.1	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1).*

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Secretary and General Counsel